                              JOHN HANCOCK FUNDS II

                              SUBADVISORY AGREEMENT

     AGREEMENT made this __ day of ______, 2005, between John Hancock Investment Management Services, LLC, a Delaware limited liability company (the "Adviser"), and Templeton Global Advisors Limited, a Bahamian corporation (the "Subadviser"). In consideration of the mutual covenants contained herein, the parties agree as follows:

1.   APPOINTMENT OF SUBADVISER

     The Subadviser undertakes to act as investment subadviser to, and, subject to the supervision of the Trustees of John Hancock Funds II (the "Trust") and the terms of this Agreement, to manage the investment and reinvestment of the assets of the Portfolios specified in Appendix A to this Agreement as it shall be amended by the Adviser and the Subadviser from time to time (the "Portfolios"). The Subadviser will be an independent contractor and will have no authority to act for or represent the Trust or Adviser in any way except as expressly authorized in this Agreement or another writing by the Trust and Adviser.

2.   SERVICES TO BE RENDERED BY THE SUBADVISER TO THE TRUST

a. Subject always to the direction and control of the Trustees of the Trust, the Subadviser will manage the investments and determine the composition of the assets of the Portfolios in accordance with the Portfolios' registration statement, as amended. Prior to the effective date of this Agreement, Adviser shall provide Subadviser with a current copy of the Trust's Registration Statement. Thereafter, Adviser shall promptly notify the Subadviser in writing of any changes to such Registration Statement that relate to the Subadviser or the Portfolios. In fulfilling its obligations to manage the investments and reinvestments of the assets of the Portfolios, the Subadviser will:

     i. obtain and evaluate pertinent economic, statistical, financial and other information affecting the economy generally and individual companies or industries the securities of which are included in the Portfolios or are under consideration for inclusion in the Portfolios;

     ii. formulate and implement a continuous investment program for each Portfolio consistent with the investment objectives and related investment policies for each such Portfolio as described in the Trust's registration statement, as amended;

     iii. take whatever steps are necessary to implement these investment programs by the purchase and sale of securities including the placing of orders for such purchases and sales;

     iv. periodically report to the Trustees of the Trust and the Adviser with respect to the implementation of these investment programs; and

     v. provide assistance to the Trust's Custodian regarding the fair value of securities held by the Portfolios for which market quotations are not readily available.

     vi. purchase, sell, exchange or convert foreign currency in the spot or forward markets as necessary to facilitate transactions in international securities for the Portfolios.

b. The Subadviser, at its expense, will furnish (i) all necessary investment and management facilities, including salaries of personnel required for it to execute its duties faithfully, and (ii) administrative facilities, including bookkeeping, clerical personnel and equipment necessary for the efficient conduct of the investment affairs of the Portfolios (excluding determination of net asset value, proxy voting services and shareholder accounting services).

c. The Subadviser will select brokers and dealers to effect all transactions subject to the following conditions: The Subadviser will place all necessary orders with brokers, dealers, or issuers, and will negotiate brokerage commissions if applicable. The Subadviser is directed at all times to seek to execute brokerage transactions for the Portfolios in accordance with such policies or practices as may be established by the Trustees and described in the Trust's registration statement as amended. The Subadviser may pay a broker-dealer which provides research and brokerage services a higher spread or commission for a particular transaction than otherwise might have been charged by another broker-dealer, if the Subadviser determines that the higher spread or commission is reasonable in relation to the value of the brokerage and research services that such broker-dealer provides, viewed in terms of either the particular transaction or the Subadviser's overall responsibilities with respect to accounts managed by the Subadviser. The Subadviser may use for the benefit of the Subadviser's other clients, or make available to companies affiliated with the Subadviser or to its directors for the benefit of its clients, any such brokerage and research services that the Subadviser obtains from brokers or dealers.

d. On occasions when the Subadviser deems the purchase or sale of a security to be in the best interest of the Portfolio as well as other clients of the Subadviser, the Subadviser to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, aggregate the securities to be purchased or sold to attempt to obtain a more favorable price or lower brokerage commissions and efficient execution. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Subadviser in the manner the Subadviser considers to be the most equitable and consistent with its fiduciary obligations to the Portfolio and to its other clients.

e. The Subadviser will maintain all accounts, books and records with respect to the Portfolios as are required of an investment adviser of a registered investment company pursuant to the Investment Company Act of 1940 (the "Investment Company Act") and Investment Advisers Act of 1940 (the "Investment Advisers Act") and the rules thereunder.

f. Subadviser shall not be expected or required to take any action other than the rendering of investment-related advice with respect to lawsuits involving securities presently or formerly held in the Portfolios, or the issuers thereof, including actions involving bankruptcy. In that connection, the Adviser is solely responsible for filing proofs of claim on behalf of the Portfolio in class-action suits, or bankruptcy proceedings, and the

     Subadviser shall have no obligation in connection therewith. Should Subadviser desire to undertake litigation against an issuer on behalf of a Portfolio, the Subadvisr shall obtain the prior written consent of the Adviser to undertake such litigation. If the Adviser consents to such litigation, the Adviser agrees to pay the portion of any reasonable legal fees associated with the action (and the Adviser may then receive reimbursement from the Portfolio for payment of such legal fees) or the Portfolio will forfeit any claim to any assets the Subadviser may recover on behalf of the Portfolio up to the amount of such legal fees owed by the Adviser to the Subadviser. If the Adviser does not consent to such litigation, the Adviser agrees to hold Subadviser harmless for excluding the Portfolio from such action and agrees to indemnify the Subadviser against any claims the Portfolio may have against the Subadviser resulting from the Portfolio's exclusion.

     In the case of class action suits involving issuers held in the Portfolios, Subadviser may include information about a Portfolio for purposes of participating in any settlement with the prior written permission of the Adviser which will not be unreasonably withheld.

g. The Trust's proxy voting policies and procedures provide that a Subadviser shall vote proxies relating to securities held by a Portfolio. The Subadviser shall use commercially reasonable efforts to vote all proxies solicited by or with respect to issuers of securities in which the Portfolio is invested, in accordance with the voting policies and procedures adopted by the Subadviser in conformance with Rule 206-(4)-6 under the Investment Advisers Act. The Subadviser shall review its proxy voting activities on a periodic basis with the Trustees.

3.   COMPENSATION OF SUBADVISER

     The Adviser will pay the Subadviser with respect to each Portfolio the compensation specified in Appendix A to this Agreement.

4.   LIABILITY OF SUBADVISER

     Neither the Subadviser nor any of its directors, officers or employees shall be liable to the Adviser or the Trust for any error of judgment or mistake of law or for any loss suffered by the Adviser or Trust in connection with the matters to which this Agreement relates except for losses resulting from willful misfeasance, bad faith or gross negligence in the performance of, or from the reckless disregard of, the duties of the Subadviser or any of its directors.

5.   CONFLICTS OF INTEREST

     It is understood that trustees, officers, agents and shareholders of the Trust are or may be interested in the Subadviser as trustees, officers, directors or otherwise; that employees, agents, officers and directors of the Subadviser are or may be interested in the Trust as trustees, officers, shareholders or otherwise; that the Subadviser may be interested in the Trust; and that the existence of any such dual interest shall not affect the validity hereof or of any transactions hereunder except as otherwise provided in the Agreement and Declaration of Trust of the Trust and the governing agreement of the Subadviser, respectively, or by specific provision of applicable law.

6.   REGULATION

     The Subadviser shall submit to all regulatory and administrative bodies having jurisdiction over the services provided pursuant to this Agreement any information, reports or other material which any such body by reason of this Agreement may request or require pursuant to applicable laws and regulations. Nothing herein shall be deemed a waiver of Subadviser's right to assert claims of privilege, or other legal rights, in connection with any such request or demand by such regulatory or administrative body.

7.   DURATION AND TERMINATION OF AGREEMENT

     This Agreement shall become effective with respect to each Portfolio on the later of (i) its execution and (ii) the date of the meeting of the Board of Trustees of the Trust, at which meeting this Agreement is approved as described below. The Agreement will continue in effect for a period more than two years from the date of its execution only so long as such continuance is specifically approved at least annually either by the Trustees of the Trust or by a majority of the outstanding voting securities of each of the Portfolios, provided that in either event such continuance shall also be approved by the vote of a majority of the Trustees of the Trust who are not interested persons (as defined in the Investment Company Act) of any party to this Agreement cast in person at a meeting called for the purpose of voting on such approval. Any required shareholder approval of the Agreement or of any continuance of the Agreement shall be effective with respect to any Portfolio if a majority of the outstanding voting securities of the series (as defined in Rule 18f-2(h) under the Investment Company Act) of shares of that Portfolio votes to approve the Agreement or its continuance, notwithstanding that the Agreement or its continuance may not have been approved by a majority of the outstanding voting securities of (a) any other Portfolio affected by the Agreement or (b) all the portfolios of the Trust.

     If any required shareholder approval of this Agreement or any continuance of the Agreement is not obtained, the Subadviser will continue to act as investment subadviser with respect to such Portfolio pending the required approval of the Agreement or its continuance or of a new contract with the Subadviser or a different adviser or subadviser or other definitive action; provided, that the compensation received by the Subadviser in respect of such Portfolio during such period is in compliance with Rule 15a-4 under the Investment Company Act.

     This Agreement may be terminated at any time, without the payment of any penalty, by the Trustees of the Trust, by the vote of a majority of the outstanding voting securities of the Trust, or with respect to any Portfolio by the vote of a majority of the outstanding voting securities of such Portfolio, on sixty days' written notice to the Adviser and the Subadviser, or by the Adviser or Subadviser on sixty days' written notice to the Trust and the other party. This Agreement will automatically terminate, without the payment of any penalty, in the event of its assignment (as defined in the Investment Company
Act) or in the event the Advisory Agreement between the Adviser and the Trust terminates for any reason.

8.   PROVISION OF CERTAIN INFORMATION BY SUBADVISER

     The Subadviser will promptly notify the Adviser in writing of the occurrence of any of the following events:

a. the Subadviser fails to be registered as an investment adviser under the Investment Advisers Act or under the laws of any jurisdiction in which the Subadviser is required to be registered as an investment adviser in order to perform its obligations under this Agreement;

b. the Subadviser is served or otherwise receives notice of any action, suit, proceeding, inquiry or investigation, at law or in equity, before or by any court, public board or body, involving the affairs of the Trust; and

c. any material change in actual control or management of the Subadviser or the portfolio manager of any Portfolio.

9.   SERVICES TO OTHER CLIENTS

     The Adviser understand, and has advised the Trust's Board of Trustees, that the Subadviser now acts, or may in the future act, as an investment adviser to fiduciary and other managed accounts and as investment adviser or subadviser to other investment companies. Further, the Adviser understands, and has advised the Trust's Board of Trustees that the Subadviser and its affiliates may give advice and take action for its accounts, including investment companies, which differs from advice given on the timing or nature of action taken for the Portfolio. The Subadviser is not obligated to initiate transactions for a Portfolio in any security which the Subadviser, its partners, affiliates or employees may purchase or sell for their own accounts or other clients.

10.  AMENDMENTS TO THE AGREEMENT

     This Agreement may be amended by the parties only if such amendment is specifically approved by the vote of a majority of the Trustees of the Trust and by the vote of a majority of the Trustees of the Trust who are not interested persons of any party to this Agreement cast in person at a meeting called for the purpose of voting on such approval. Any required shareholder approval shall be effective with respect to any Portfolio if a majority of the outstanding voting securities of that Portfolio vote to approve the amendment, notwithstanding that the amendment may not have been approved by a majority of the outstanding voting securities of (a) any other Portfolio affected by the amendment or (b) all the portfolios of the Trust.

11.  ENTIRE AGREEMENT

     This Agreement contains the entire understanding and agreement of the parties.

12.  HEADINGS

     The headings in the sections of this Agreement are inserted for convenience of reference only and shall not constitute a part hereof.

13.  NOTICES

     All notices required to be given pursuant to this Agreement shall be delivered or mailed to the last known business address of the Trust or applicable party in person or by registered mail or a private mail or delivery service providing the sender with notice of receipt. Notice shall be deemed given on the date delivered or mailed in accordance with this paragraph.

14.  SEVERABILITY

     Should any portion of this Agreement for any reason be held to be void in law or in equity, the Agreement shall be construed, insofar as is possible, as if such portion had never been contained herein.

15.  GOVERNING LAW

     The provisions of this Agreement shall be construed and interpreted in accordance with the laws of The Commonwealth of Massachusetts, or any of the applicable provisions of the Investment Company Act. To the extent that the laws of The Commonwealth of Massachusetts, or any of the provisions in this Agreement, conflict with applicable provisions of the Investment Company Act, the latter shall control.

16.  LIMITATION OF LIABILITY

     The Agreement and Declaration of Trust, a copy of which, together with all amendments thereto (the "Declaration"), is on file in the office of the Secretary of The Commonwealth of Massachusetts, provides that the name " John Hancock Funds II" refers to the Trustees under the Declaration collectively as Trustees, but not as individuals or personally; and no Trustee, shareholder, officer, employee or agent of the Trust shall be held to any personal liability, nor shall resort be had to their private property, for the satisfaction of any obligation or claim, in connection with the affairs of the Trust or any portfolio thereof, but only the assets belonging to the Trust, or to the particular Portfolio with respect to which such obligation or claim arose, shall be liable.

17.  CONSULTATION WITH SUBADVISERS TO OTHER TRUST PORTFOLIOS

     As required by Rule 17a-10 under the Investment Company Act of 1940, the Subadviser is prohibited from consulting with the entities listed below concerning transactions for a Portfolio in securities or other assets:

     1.   other subadvisers to a Portfolio

     2.   other subadvisers to a Trust portfolio

     3. other subadvisers to a portfolio under common control with the Portfolio

18.  CONFIDENTIALITY OF TRUST PORTFOLIO HOLDINGS

     The Subadviser agrees to treat Trust portfolio holdings as confidential information in accordance with the Trust's "Policy Regarding Disclosure of Portfolio Holdings, Amended and Restated Effective December 15, 2004", a copy of which is attached hereto as Appendix C, and to prohibit its employees from trading on any such confidential information.

19.  COMPLIANCE

     The Subadviser agrees to comply with the terms and provisions of the Rule 206(4)-7 Certification, a copy of which is attached hereto as Appendix B.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed under seal by their duly authorized officers as of the date first mentioned above.

                                        JOHN HANCOCK INVESTMENT MANAGEMENT
                                        SERVICES, LLC

                                        By: John Hancock Life Insurance Company
                                            (U.S.A.), Managing Member


                                        By:
                                            ------------------------------------
                                            John D. DesPrez III
                                            Chairman


                                        TEMPLETON GLOBAL ADVISORS LIMITED


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                   APPENDIX A

     The Subadviser shall serve as investment subadviser for each Portfolio of the Trust listed below. The Adviser will pay the Subadviser, as full compensation for all services provided under this Agreement with respect to each Portfolio, the fee computed separately for such Portfolio at an annual rate as follows (the "Subadviser Fee"):

                                     BETWEEN
                                   $150 MILLION
                    FIRST              AND            EXCESS OVER
                $150 MILLION     $300 MILLION OF     $300 MILLION
              OF AGGREGATE NET    AGGREGATE NET    OF AGGREGATE NET
PORTFOLIO          ASSETS*           ASSETS*            ASSETS*
---------     ----------------   ---------------   ----------------
Global Fund        0.500%             0.450%             0.350%

* The term Aggregate Net Assets includes the net assets of a Portfolio of the Trust. It also includes with respect to each Portfolio the net assets of one or more other portfolios as indicated below, but in each case only for the period during which the Subadviser for the Portfolio also serves as the subadviser for the other portfolio(s). For purposes of determining Aggregate Net Assets and calculating the Subadviser Fee, the net assets of the Portfolio and each other portfolio of the Trust are determined as of the close of business on the previous business day of the Trust, and the net assets of each portfolio of each other fund are determined as of the close of business on the previous business day of that fund.

TRUST PORTFOLIO(S)        OTHER PORTFOLIO(S)
------------------        ------------------
Global Fund          --   Global Equity Trust, a series of John Hancock Trust

                          International Value Fund, a series of John Hancock
                          Funds II, and

                          International Value Trust, a series of John Hancock
                          Trust

     The Subadviser Fee for a Portfolio shall be based on the applicable annual fee rate for the Portfolio which for each day shall be equal to (i) the sum of the amounts determined by applying the annual percentage rates in the table to the applicable portions of Aggregate Net Assets divided by (ii) Aggregate Net Assets (the "Applicable Annual Fee Rate"). The Subadviser Fee for each Portfolio shall be accrued for each calendar day, and the sum of the daily fee accruals shall be paid monthly to the Subadviser within 30 calendar days of the end of each month. The daily fee accruals will be computed by multiplying the fraction of one over the number of calendar days in the year by the Applicable Annual Fee Rate, and multiplying this product by the net assets of the Portfolio. The Adviser shall provide Subadviser with such information as Subadviser may reasonably request supporting the calculation of the fees paid to it hereunder. Fees shall be paid either by wire transfer or check, as directed by Subadviser.

     If, with respect to any Portfolio, this Agreement becomes effective or terminates, or if the manner of determining the Applicable Annual Fee Rate changes, before the end of any month, the fee (if any) for the period from the effective date to the end of such month or from the beginning of such month to the date of termination or from the beginning of such month to the date such change, as the case may be, shall be prorated according to the proportion which such period bears to the full month in which such effectiveness or termination or change occurs.

                                   APPENDIX B

              RULE 206(4)-7 CERTIFICATION FOR JOHN HANCOCK FUNDS II

     Franklin Advisers, Inc. (the "Subadviser") act as investment subadviser with respect to the following series: Emerging Small Company Fund of John Hancock Funds II (the "Trust). The newly adopted Rule 38a-1 under the Investment Company Act of 1940 ("Rule 38a-1") requires the Trust to determine that the Subadviser has adequate policies and procedures relating to the services Subadviser provides to the Trust for compliance with the federal securities laws and approve such policies and procedures on behalf of the Trust. Rule 206(4)-7 of the Investment Advisers Act of 1940 (the "Act") requires registered investment advisers, including subadvisers to registered investment companies, to adopt policies and procedures reasonably designed to ensure compliance by the adviser or subadviser with the requirements of the Act and the regulations thereunder. In addition, it is the policy of John Hancock Investment Management Services, LLC (the "Adviser"), the investment adviser to the Trust, to conduct oversight review of each subadviser's policies and procedures relating to services Subadviser provides to the Trust as part of its duties and responsibilities to the Trust under Rule 38a-1.

     In order to permit the Trust and the Adviser to conduct such oversight review, the Subadviser certifies to the Trust and the Adviser the following:

1. The Subadviser will provide the Trust and the Adviser with its written compliance policies and procedures as required by Rule 206(4)-7 under the Act ("Rule 206(4)-7 policies and procedures") to the extent they relate to the services provided by it to the Trust to assist the Board of Trustees of the Trust in meeting its obligations under the Federal securities laws. The Subadviser's Rule 206(4)-7 policies and procedures shall be reasonably designed to prevent violation of the Act and the rules of the Securities and Exchange Commission adopted under the Act.

2. The Subadviser will quarterly provide the Trust's and the Adviser's Chief Compliance Officer(s) with (i) any material changes that have been made to the Subadviser's Rule 206(4)-7 policies and procedures that impact the services it provides to the Trust, and (ii) upon the request of the Trust, or the Adviser's Chief Compliance Officers(s), notification of the commencement of any regulatory examinations of the Subadviser and a summary of the results of any such examination, or of any periodic testing of the Rule 206(4)-7 plicies and procedures, but only to the extent such results materially relate to the services the Subadviser provides to the Trust.

3. The Subadviser agrees to make a good faith effort to cooperate with the Trust and the Adviser in the annual review of the Trust's Rule 38a-1 policies and procedures conducted by the Chief Compliance Officer(s) of the Trust and the Adviser to determine the adequacy of the Subadviser's 206(4)-7 policies and procedures to the extent they relate to services provided by the Subadviser to the Trust and the effectiveness of their implementation (the "Annual Review"). The Subadviser also agrees to make a good faith effort to cooperate with the Trust and the Adviser in interim reviews made at reasonable periodic intervals of the Trust's Rule 38a-1 policies and procedures to determine the adequacy and the effectiveness of the Subadviser's 206(4)-7 policies and procedures to the extent they relate to services provided by the Subadviser to the Trust and their implementation in response to significant compliance events, changes in business arrangements, and/or regulatory developments ("Interim Review"). Such cooperation includes, without limitation, furnishing such certifications, subcertifications, and documentation as the Trust's or the Adviser's Chief Compliance Officer shall reasonably request from time to time and considering implementing changes to the Subadviser's 206(4)-7 policies and procedures satisfactory to the Subadviser and the Trust's and the Adviser's Chief Compliance Officer, provided Subadviser, in its sole discretion, determines such changes feasible.

4. The Subadviser will provide the Trust and the Adviser with reasonable access to the Subadviser's compliance personnel and shall make a good faith effort to cooperate with the Trust's and the Adviser's Chief Compliance Officer(s) in carrying out the Trust and the Adviser obligations under Rule 38a-1 to oversee the Trust's compliance program.

5. The Subadviser will promptly notify Trust and the Adviser in the event that a Material Compliance Matter, as defined under Rule 38a-1, occurs with respect to the Subadviser's Rule 206(4)-7 policies and procedures to the extent they relate to the services provided by it to the Trust and will reasonably cooperate with the Trust and the Adviser in providing the Trust and the Adviser with periodic and special reports in the event any Material Compliance Matter occurs. A "Material Compliance Matter" has the same meaning as the term defined in Rule 38a-1, and includes any compliance matters that involves: (1) a violation of the Federal Securities Laws by the Subadviser (or its officers, directors, employees, or agents); (2) a violation of the Subadviser's Rule 206(4)-7 policies and procedures to the extent they relate to services provided by it to the Trust; or (3) a weakness in the design or implementation of the Subadviser's Rule 206(4)-7 policies and procedures that materially impact the services provided by the Subadviser to the Trust.

6. The Subadviser (and anyone acting under the direction of the Subadviser) will refrain from, directly or indirectly, taking any action to coerce, manipulate, knowingly mislead, or fraudulently influence the Trust's or the Adviser's Chief Compliance Officer(s) in the performance of her or his responsibilities under Rule 38a-1.

7. Any summaries, descriptions, or other materials ("materials") that the Subadviser provides to the Trust or the Adviser pursuant to this Certificate is solely for the use of the Trust and the Adviser. Such materials shall be regarded as confidential and shall not be disclosed to third persons, except as may be required by law. This confidentiality provision shall survive the termination of this Cerficate.

Certified this ___ day of ________, 2005.

TEMPLETON GLOBAL ADVISORS LIMITED


By:
    ---------------------------------
Name:
      -------------------------------
Title:
       ------------------------------

The undersigned hereby agree to the confidentiality provisions set forth in section 7.


JOHN HANCOCK INVESTMENT MANAGEMENT
SERVICES, LLC

By: John Hancock Life Insurance
    Company (U.S.A.), its managing
    member


By:
    ---------------------------------
Name:
      -------------------------------
Title:
       ------------------------------


JOHN HANCOCK FUNDS II,
On behalf of


By:
    ---------------------------------
Name:
      -------------------------------
Title:
       ------------------------------

                                   APPENDIX C

                POLICY REGARDING DISCLOSURE OF PORTFOLIO HOLDINGS

                          EFFECTIVE ___________, 2005

     It is the policy of John Hancock Funds II (the "Trust") to provide Nonpublic Information regarding Trust portfolio holdings to Nonaffiliated Persons of the Trust only in the limited circumstances noted below. It is also the policy of the Trust only to provide Nonpublic Information regarding portfolio holdings to any person, including Affiliated Persons, on a "need to know" basis (i.e., the person receiving the information must have a legitimate business purpose for obtaining the information prior to it being publicly available). The Trust considers Nonpublic Information regarding Trust portfolio holdings to be confidential and the intent of this policy is to guard against selective disclosure of such information in a manner that would not be in the best interests of Trust shareholders.

Nonpublic Information. Portfolio holdings are considered Nonpublic Information until such holdings are posted on a publicly available website which is disclosed in the Trust prospectus or until filed with the SEC via Edgar on either Form N-CSR or Form N-Q.

"Affiliated Persons" are persons affiliated with: (a) the Trust, (b) the Trust's investment adviser or principal underwriter or any affiliate of either entity,
(c) the investment adviser's ultimate parent, Manulife Financial Corporation ("MFC") or any affiliate thereof, (d) in the case of a particular Trust portfolio, the subadviser to the portfolio, or any affiliate of the subadviser,
(e) the Trust's custodian and (f) the Trust's certified public accountants.

"Nonaffiliated Persons" is any person who is not an Affiliated Person.

DISCLOSURE OF PORTFOLIO HOLDINGS TO NONAFFILIATED PERSONS

     Subject to the pre-approval of the Trust's Chief Compliance Officer, the Trust or its adviser or principal underwriter or any of its subadvisers (or any of their affiliates) may provide Nonpublic Information regarding Trust portfolio holdings to Nonaffiliated Persons in the circumstances listed below.

1.   Rating Organizations

     Nonpublic Information regarding Trust portfolio holdings may be provided to ratings organizations, such as Morningstar and Lipper, for the purpose of reviewing the portfolio, the adviser or subadviser if such entity agrees to keep such information confidential and to prohibit its employees from trading on such information.

2.   Vestek (Thompson Financial)

     Nonpublic Information regarding Trust portfolio holdings may be provided to Vestek (Thompson Financial) or other entities for the purpose of compiling reports and preparing data for use by the Trust or any Affiliated Person if such entity agrees to keep such information confidential and to prohibit its employees from trading on such information.


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3.   Proxy Voting Services

     Nonpublic Information regarding Trust portfolio holdings may be provided to proxy voting services for the purpose of voting proxies relating to Trust portfolio holdings if such entity agrees to keep such information confidential and to prohibit its employees from trading on such information.

4.   Computer Software

     Nonpublic Information regarding Trust portfolio holdings may be provided to entities providing computer software to the Trust (for example, for the purpose of generating Trust compliance reports or reports relating to proxy voting) if such entity agrees to keep such information confidential and to prohibit its employees from trading on such information.

5.   Courts and Regulators

     Nonpublic Information regarding Trust portfolio holdings may be provided to any court or regulator with jurisdiction over the Trust, the Trust's adviser or principal underwriter, MFC or any subadviser to a Trust portfolio (or any of their affiliates) if such information is requested by such court or regulator.

6.   Other Persons

     Nonpublic Information regarding Trust portfolio holdings may be provided to other persons or entities if approved by the Chief Compliance Officer of the Trust or his or her designee (collectively, the "CCO"). In determining whether to approve such disclosure the CCO shall consider: (a) the purpose of providing such information, (b) the procedures that will be used to ensure that such information remains confidential and is not traded upon and (c) whether such disclosure is in the best interest of the shareholders of the Trust. In the case of a conflict between (a) the interests of the shareholders of the Trust, on the one hand, and (b) the interests of any affiliated person of the Trust, the Trust's investment adviser (including any subadviser), the Trust's principal underwriter or any of their affiliated persons, on the other, the procedures set forth under "Resolution of Conflicts of Interest" below shall be followed.

     The CCO shall report to the Board of Trustees whenever additional disclosures of portfolio holdings are approved. This report shall be at the board meeting following such approval.

DISCLOSURE OF PORTFOLIO HOLDINGS TO AFFILIATED PERSONS

     The CCO must pre-approve the provision of any Nonpublic Information regarding portfolio holdings to any Affiliated Persons (other than those listed in Appendix A) and report such approval to the Board of Trustees at the board meeting following such approval. The persons listed in Appendix A have been exempt from such pre-approval. In the case of persons listed in Section II, III and IV of Appendix A, their employers shall provide the CCO reasonable assurances that Nonpublic Information will be kept confidential and that such employees are prohibited from trading on such information.


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     In determining whether to approve such disclosure of Nonpublic Information regarding portfolio holdings to any Affiliated Persons the CCO shall consider:
(a) the purpose of providing such information, (b) the procedures that will be used to ensure that such information remains confidential and is not traded upon and (c) whether such disclosure is in the best interest of the shareholders of the Trust. In the case of a conflict between (a) the interests of the shareholders of the Trust, on the one hand, and (b) the interests of any affiliated person of the Trust, the Trust's investment adviser (including any subadviser), the Trust's principal underwriter or any of their affiliated persons, on the other, the procedures set forth under "Resolution of Conflicts of Interest" below shall be followed.

RESOLUTION OF CONFLICTS OF INTEREST

     If the Trust or its adviser or principal underwriter or any of its subadviser (or any of their affiliates) desire to provide Nonpublic Information regarding Trust portfolio holdings to a Nonaffiliated Person and the CCO believes there is a potential conflict between (a) the interests of the shareholders of the Trust, on the one hand, and (b) the interests of any affiliated person of the Trust, the Trust's investment adviser (including any subadviser), the Trust's principal underwriter or any of their affiliated persons, on the other, the CCO shall refer the conflict to the Board of Trustees of the Trust who shall only permit such disclosure of the Nonpublic Information if in their reasonable business judgment they conclude such disclosure will be in the best interests of Trust shareholders.

POSTING OF TRUST PORTFOLIO HOLDINGS ON A WEBSITE

     If the Trust desires to post on its website Trust portfolio holdings that have not yet been disclosed in a publicly available filing with the SEC that is required to include such information (e.g., a Form N-CSR or a Form N-Q), then the Trust shall disclose the following in its prospectus:

     1. the nature of the information that will be available, including both the date as of which the information will be current (e.g. quarter-end) and the scope of the information (e.g., complete portfolio holdings, the portfolio's largest 10 holdings);

     2. the date when the information will first become available and the period for which the information will remain available, which shall end no earlier than the date on which the Trust files its Form N-CSR or Form N-Q with the SEC for the period that includes the date as of which the website information is current; and

     3. the location of the website where either the information or a prominent hyperlink (or series of prominent hyperlinks) to the information will be available.

CHANGES TO POLICY

     Any material changes to this policy must be approved by the Trust's Board of Trustees.


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REPORTS TO THE TRUST'S BOARD OF TRUSTEES

     The CCO shall report any material issues that may arise under this policy to the Trust's Board of Trustees no later than the Board meeting following the arising of the issue.

APPLICABILITY OF POLICY TO THE TRUST'S ADVISER AND SUBADVISERS

     This policy shall apply to the Trust's Adviser and each of its subadvisers.

                                   Appendix A

I. Employees* of The Manufacturers Life Insurance Company (U.S.A.) or The Manufacturers Life Insurance Company of New York who are subject to the Code of Ethics of the Trust, the Trust's investment adviser, Manufacturers Securities Services LLC or the Trust's principal underwriter, Manulife Financial Securities LLC.

II. Employees* of a Subadviser or any Affiliate of a Subadviser who provide services to the Trust.

III. Employees* of the Trust's custodian who provide services to the Trust.

IV. Employees* and partners of the Trust's certified public accounting firm who provide services to the Trust.

*    Includes temporary employees


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